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                                                                      EXHIBIT 5

                Opinion and consent of Brobeck, Phleger & Harrison LLP


                                    July 17, 1997





Coldwater Creek Inc.
One Coldwater Creek Drive
Sandpoint, Idaho  83864


         Re:  Registration Statement for Offering of
              an aggregate of 1,861,847 Shares of Common Stock
              ------------------------------------------------

Ladies and Gentlemen:

         We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of (i) 1,111,847 shares of the Common Stock of Coldwater Creek Inc. (the "Company") under the Company's 1996 Stock Option/Stock Issuance Plan and (ii) 750,000 shares of Common Stock under the Company's Employee Stock Purchase Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the 1996 Stock Option/Stock Issuance Plan and the Employee Stock Purchase Plan and in accordance with the Registration Statement, such shares will be duly authorized, validly issued, fully paid and non-assessable shares of the Company's Common Stock.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                         Very truly yours,


                         /s/ Brobeck, Phleger & Harrison LLP

                         BROBECK, PHLEGER & HARRISON LLP